UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported 10/31/2005)

                                 Med Gen Inc.
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          (Exact name of registrant as specified in its charter)

           Nevada                   000-29171              65-0703559
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(State or other Jurisdiction     (Commission File         (IRS Employer
     of incorporation)                Number)           Identification No.)


     7284 West Palmetto Park Road, Suite #207, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7284 West Palmetto Park Road
                           Suite #207
                      Boca Raton, FL  33433


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Item 8.01 Other Events.

On October 31st, 2005 the Company received the certified tally of the proxy solicitation which authorized the increase of the issued and outstanding shares from 250,000,000 to 500,000,000 million. The authorized is comprised of 495,000,000 common shares and 5,000,000 preferred shares. The vote was as follows:

     For:       2,948,347
     Against:   479,930
     Abstain:   500

The Company will amend its certificate of incorporation in Nevada immediately.

As of the date of this filing there are 4,208,777 common shares issued and outstanding and 2,830,397 in the public float.

The purpose of the increase in the authorized shares was to cover any registration rights the funding group has under its definitive agreement. The funding group has funded $2,050,000 as of the date of this filing.
A registration statement covering $1,540,000 went effective in August 2005 and the increase in authorized shares is to cover any future additional funding. The Company received $500,000 dollars towards its 800 call in marketing program and UN-Diet product launch.

On October 28th, 2005 the funding group has made a written commitment to fund an additional $600,000 dollars so the Company can hire several Investment Relation firms to increase shareholder awareness and shareholder liquidity in relation to the publicly traded shares of the Company on the OTC.BB. The Company has identified two such firms and will spend these funds over a six month period. Any funds not utilized for the IR campaign will be applied to the advertising program.

The Company will file a new registration statement on or about January 15th, 2006 to cover the $1,100,000 dollars ($500,000 already received and $600,000 to be received shortly).

Management believes that with these proceeds they can increase sales thru the new marketing program and revitalize its product recognition.

Finally the Company will be launching the 800 call in campaign as follows:
The first target market is the greater NY Metropolitan area with 1.2 million approximate readers. Full page color advertisements for Snorenz and Good Night's Sleep will appear in the NY Times on Sunday November 6th, 13th and 20th 2005.The New York Post and Daily News will feature an ad on December 11th, 2005 and Newsday on December 4th, 2005.

The Company and it website were shut down for five days due to Hurricane Wilma but the corporate headquarters remained essentially undamaged and the Company is aggressively preparing for the 800 call in program. All phone service, fax and web capability to the corporate headquarters have been restored by Florida Power and Light.


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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Med Gen Inc.
Date: October 31, 2005
                                   /s/Paul B. Kravitz
                                   ----------------------------------
                                   Paul B. Kravitz,
                                   Chairman & Chief Executive Officer

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